Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedule III of Independence Realty Trust, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 18, 2022